Exhibit T3B-89
                                                                  --------------

                              HAVERHILL POWER, INC.

                                     BY-LAWS

                            ARTICLE I - Stockholders

         1. Place of Meetings. All meetings of the stockholders shall be held either at the principal office of the Corporation or at such other place in the United States as is determined by the Board of Directors and stated in the notice.

         2. Annual Meetings. The annual meeting of the stockholders entitled to vote shall be held at ten o'clock in the forenoon (or at such other time as is determined by the Board of Directors and stated in the notice) on the second Tuesday in May, after the end of each fiscal year and if such day is a legal holiday, then on the next succeeding day that is not a Saturday, Sunday or legal holiday. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization and by the By-Laws, may be specified by the President, the Treasurer or the Board of Directors or, upon written application delivered to the Clerk not less than twenty (20) days before the date of the meeting, by one or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting.

         If such annual meeting is not held on the date fixed, or by adjournment therefrom, a special meeting of the stockholders shall be held in place thereof, and any business transacted or elections held at such special meeting shall have the same force and effect as if transacted or held at the annual meeting. Any such special meeting shall be called as provided in Section 3 of this Article I.

         3. Special Meetings. Special meetings of the stockholders entitled to vote may be called by the President, the Treasurer or the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meetings. The call for the meeting shall state the day, hour, place and purposes of the meeting.

         4. Notice of Meetings. Notice of all meetings of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is called, shall be given by the Clerk or other person calling the meeting. Notice must be given in writing and such writing shall be sufficient if given personally or by telegraph, telex or cable. Notice must be given at least 7 days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or By-Laws, is entitled to such notice, such notice addressed to his usual place of business or residence as it appears upon the books of the Corporation. No notice of a meeting of the stockholders need be given to any stockholder if such stockholder, by a writing (including, without limitation, by telegraph, telex, telecopy or cable) filed with the records of the meeting (and whether executed before or after such meeting) waives such notice, or if such stockholder attends the meeting without protest prior thereto or at its commencement the lack of notice to him.

         Every stockholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof; provided, however, that in the absence of his waiver in writing, a stockholder may expressly reserve his objection to the transaction of any business as to which requisite notice was not given to him.

         5. Quorum of Stockholders. The holders of a majority interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

         6. Adjournments. Any meeting of the stockholders may be adjourned to any other time and to any other place by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

         7. Votes and Proxies. At all meetings of the stockholders, each stockholder shall have one vote for each share of stock having voting power registered in such stockholder's name, and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization or in the By-Laws. Scrip shall not carry any right to vote unless otherwise provided therein; but if scrip provides for the right to vote, such voting shall be on the same basis as fractional shares. Absent stockholders may vote by proxy. No proxy which is dated more than six months before the meeting named therein shall be accepted, and no proxy shall be valid after the final adjournment of such meeting. Proxies need not be sealed or attested. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

         8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock.

         9. Action without Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                       ARTICLE II - Officers and Directors

         1. Elections. The Corporation shall have a Board of Directors consisting of such number (but not less than the minimum number required by law) as may be fixed by the stockholders, a President, a Treasurer and a Clerk. At each annual meeting, the stockholders shall fix the number of Directors to be elected, and shall elect the Board of Directors. At any meeting, the stockholders may increase or decrease the number of Directors within the limits above specified. The President, the Treasurer and the Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the stockholders. The Board of Directors may, from time to time, elect or appoint such other officers as it may determine, including a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Clerks, and a Secretary.

         No officer or director need be a stockholder. The President and Chairman of the Board shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any person.

         If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

         2. Tenure. Each Director shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified. The President, the Treasurer and the Clerk shall each hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his successor is elected or appointed or qualified, or until he dies, resigns, is removed or becomes disqualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of the Stockholders unless a shorter term is specified in the vote electing or appointing them.

         Any Director or officer may resign by giving written notice of his resignation to the Chairman of the Board, President, Clerk or Secretary, or the Board of Directors at a meeting of the Board and such resignation shall become effective at the time specified therein. Any Director may at any time be removed with or without cause by the affirmative vote of the holders of a majority in interest of the capital stock issued and outstanding and entitled to vote; provided, that a Director of a class elected by a particular class of stockholders may be removed only by the affirmative vote of the holders of a majority in interest of the stock of such class. Any officer may at any time be removed with or without cause by vote of the Board of Directors. A Director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         3. Vacancies. Any vacancy in the office of Director of a given class may be filled by the stockholders at a meeting called for the purpose. Pending action by the stockholders, such vacancy may be filled by vote of the Board of Directors or by appointment by all of the Directors if less than a quorum shall remain in the office. Any vacancy in the position of any officer may be filled by the Board of Directors; and during the absence or inability to act of an officer, the Board of Directors may by vote appoint a person to perform the duties of such officer.

                        ARTICLE III - Board of Directors

         1. Powers. The Board of Directors may exercise all the powers of the corporation except such as are required by law or by the Articles of Organization or By-Laws to be otherwise exercised, and shall have the general direction, control and management of the property and business of the corporation. All property of the corporation, which shall be in the custody of the Board of Directors, shall be subject at all times to inspection by the President and the Treasurer or either of them. Unless otherwise provided by law, the Board of Directors shall have power to purchase and to lease, pledge, mortgage and sell such property (including the stock of this corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the corporation, to borrow money, issue bonds, notes and other obligations of the corporation, and to secure payment thereof by the mortgage or pledge of all or any part of the property of the corporation. The Board of Directors may determine the compensation of Directors and the compensation and duties, in addition to those prescribed by the By-Laws, of all officers, agents and employees of the corporation.

         2. Meetings. Meetings of the Directors need not be held in the state of incorporation.

                  (a) Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

                  (b) Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Clerk, the Treasurer or any Director. Notice of the time and place of all special meetings shall be given by the Secretary or the officer or Directors calling the meeting. Notice must be given orally, by telephone, by telegraph, or in writing, and such notice shall be sufficient if given in time to enable the Director to attend, or in any case if sent by mail or telegraph, at least three days before the meeting, addressed to a Director's usual or last known place of business or residence. No notice of any meeting of the Board of Directors need be given to any Director if such Director, by a writing (including, without limitation, by telegraph, telex, telecopy or cable) filed with the records of the meeting (and whether executed before or after such meeting), waives such notice, or if such Director attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

         3. Quorum of Directors. At any meeting of the Board of Directors a majority of the number of Directors then constituting a full Board shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law or by the Articles of Organization or by the By-Laws, business may be transacted by vote of a majority of the Directors then present at any meeting at which there is a quorum.

         4. Action Without a Meeting. Unless otherwise provided by law or by the Articles of Organization or by the By-Laws, any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

         5. Committees of Directors. The Board of Directors may, by vote of a majority of the number of Directors then constituting a full Board, elect from its membership an Executive Committee and such other committees as it may determine and delegate to any committee or committees some or all of its powers except those which, by law, the Articles of Organization or these By-Laws, it is prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the manner as is provided by these By-Laws for the Directors.

         6. Telephone Conference Meetings. The Board of Directors or any committee designated thereby may participate in the meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                         ARTICLE IV - Executive Offices

         1. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, and shall have such authority and perform such duties as the Board of Directors may from time to time determine.

         2. President. Except for meetings at which the Chairman of the Board, if any, presides in accordance with Section 1 of this Article IV, the President shall, if present, preside at all meetings of stockholders. He shall, subject to the control and direction of the Board of Directors, have general supervision and control over the business of the corporation, except as otherwise provided by the By-Laws; and he shall have and perform such other powers and duties as may be prescribed by the By-Laws or from time to time be determined by the Board of Directors.

         3. Vice Presidents. The Vice Presidents, in the order of their election, or in such other order as the Board of Directors may determine by specific vote or by title, shall have and perform the powers and duties of the President (or such of them as the Board of Directors may determine) whenever the President is absent or unable to act. The Vice Presidents shall also have such other powers and duties as may from time to time be determined by the Board of Directors.

         4. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed in the By-Laws or from time to time be determined by the Board of Directors. He shall have custody of all moneys, obligations, contracts and other valuable documents of the corporation except his own bond and the record books, and shall collect all moneys from time to time due and owing to the corporation and disburse the same pursuant to the contracts and obligations of the corporation or the order of the Board of Directors or Stockholders. He shall have custody of the stock and transfer books of the corporation, unless and until a transfer agent is appointed, and shall keep accurate books of account of all the transactions of the corporation. All property of the corporation in his custody shall be subject at all times to the inspection and control of the Board of Directors. Unless otherwise voted by the Board of Directors, each Assistant Treasurer shall have and perform the powers and duties of the Treasurer whenever the Treasurer is absent or unable to act, and may at any time exercise such of the powers of the Treasurer, and such other powers and duties, as may from time to time be determined by the Board of Directors.

         5. Clerk and Assistant Clerks. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. He shall have and perform the powers and duties prescribed in the By-Laws, and such other powers and duties as may from time to time be determined by the Board of Directors. He shall attend all meetings of the stockholders and shall record upon the record book of the corporation all votes of the corporation and minutes of the proceedings at such meetings. He shall have custody of the record books of the corporation. Any Assistant Clerk shall have such powers as the Directors may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

         6. Secretary. The Board of Directors may elect a Secretary, but if no Secretary is elected, the Clerk (or, in the absence of the Clerk, any Assistant Clerk) shall be the Secretary. The Secretary shall attend all meetings of the Directors and shall record all votes of the Board of Directors and minutes of the proceedings at such meetings. He shall notify the Directors of their meetings, and shall have and perform such other powers and duties as may from time to time be determined by the Board of Directors. If a Secretary is elected but is absent from any such meeting, the Clerk (or any Assistant Clerk) may perform the duties of the Secretary; otherwise, a Temporary Secretary may be appointed by the meeting.

                            ARTICLE V - Capital Stock

         1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation owned by him. All certificates for shares of stock of the corporation shall state the number and class of shares evidenced thereby (and designate the series, if any), shall be signed by the President or a Vice President and either the Treasurer or an Assistant Treasurer, may (but need not) bear the seal of the corporation and shall contain such further statements as shall be required by law. The Board of Directors may determine the form of certificates of stock except insofar as prescribed by law or by the By-Laws, and may provide for the use of facsimile signatures thereon to the extent permitted by law. If the corporation is authorized to issue more than one class or series of stock, every stock certificate issued while it is so authorized shall set forth on the face or back thereof either -

                  (a) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued as set forth in the Articles of Organization; or

                  (b) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         2. Transfers. The transfer of all shares of stock in the corporation shall be subject to the restrictions, if any, imposed by the Articles of Organization, the By-Laws or any agreement to which the corporation is a party. Every certificate for shares which are subject to any such restrictions on transfer shall have the restrictions noted conspicuously on the certificates and shall also set forth upon the face or back thereof either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Subject to any such restrictions, title to a certificate of stock and to the shares represented thereby shall be transferable on the books of the corporation (except when closed as provided by the By-Laws) upon surrender of the certificates therefor duly endorsed, or accompanied by a separate document containing an assignment of the certificate or a power of attorney to sell, assign or transfer the same, or the share represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, with all such endorsements or signatures verified if required by the corporation; but the person registered on the books of the corporation as the owner of the shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the corporation of his post office address.

         3. Fixing Record Date. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the Board of Directors may, for any such purposes, close the transfer books for all or any part of such sixty-day period.

         If no record date is fixed and the transfer books are not closed -

                  (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given; and

                  (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         4. Lost Certificates. In case any certificate of stock of the corporation shall be lost or destroyed, a new certificate may be issued in place thereof on reasonable evidence of such loss or destruction, and upon the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar. In case any certificate shall be mutilated, a new certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe.

         5. Issue of Stock. Unless otherwise voted by the incorporators or stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

         6. Dividends. Subject to any applicable provisions of the Articles of Organization and pursuant to law, dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting upon the affirmative vote of three-fourths of the Directors then in office. Dividends may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in the absolute discretion of the Board, think proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for working capital or for such other purposes as the Board of Directors shall think conducive to the interests of the corporation.

                      ARTICLE VI - Miscellaneous Provisions

         1. Fiscal Year. The fiscal year of the corporation shall end on the last day of December.

         2. Seal. The seal of the corporation shall bear its name, the word "Massachusetts" and the year 1985 (the year of its incorporation), and may bear such other device or inscription as the Board of Directors may determine.

         3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations for the payment of money made, accepted or endorsed by the corporation shall be executed on behalf of the corporation by such person or persons, as may be authorized from time to time by vote of the Board of Directors.

         4. Contributions. The Board of Directors shall have authority to make donations from the funds of the corporation, in such amounts as the Board of Directors may determine to be reasonable and irrespective of corporate benefit, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purposes, and in time of war or other natural emergency in aid thereof.

         5. Evidence of Authority. A certificate by the Clerk, an Assistant Clerk or the Secretary, or a Temporary Clerk or Temporary Secretary, as to any action taken by the stockholders, Board of Directors, any Committee of the Board of Directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which, by law or under these By-Laws or under any vote of the stockholders or of the Board of Directors, may be exercised in case of absence or any other contingency, shall bind the corporation in favor of anyone relying thereon in good faith, whether or not the absence or contingency existed.

         6. Indemnification of Officers and Directors. The corporation shall indemnify and hold harmless each person who heretofore has served, is currently serving or hereafter serves:

                  (a) as an officer or Director of the corporation;

                  (b) at the request of the corporation, as an officer or Director of another organization; or

                  (c) at the request of the corporation, in any capacity with respect to an employee benefit plan; from and against any and all claims and liabilities to which such person may be or become subject by reason of such service (including, without limitation, by reason of such person's alleged acts or omissions in the course of such service), and shall indemnify and reimburse each such person against and for any and all legal and other expenses reasonably incurred by such person in connection with any such claims and liabilities, actual or threatened, whether or not at or prior to the time when so indemnified, held harmless and reimbursed such person has ceased to serve in such capacity, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation (or, to the extent that such mattet relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan); provided, however, that prior to such final adjudication the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of those members of the Board of Directors who are not involved in such matters, to be in the best interest of the corporation (or of the participants or beneficiaries of any such plan, as the case may be) as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation, that, based on the facts available to such counsel, such person has not been guilty of acting in a manner that would prohibit indemnification.

         Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Section 6, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

         The right of indemnification herein provided shall be in addition to and not exclusive of any other rights to which any officer or Director of the corporation, or any such persons who serve at its request as aforesaid, may otherwise be lawfully entitled. As used in this Section 6, the terms "officer" and "Director" include their respective heirs, executors and administrators.

         7. Definitions. All references in the By-Laws to the following terms shall have the following meanings unless specifically otherwise provided:

                  By-Laws - These By-Laws, as altered or amended from time to time.



                  Articles of Organization - The Articles of Organization of the corporation recorded with the office of the Secretary of State, as may be amended from time to time.



                  Number of Directors then Constituting a Full Board - The number of Directors last fixed by the incorporators or stockholders pursuant to Section 1 of Article II of the By-Laws.



                  Annual Meeting of Stockholders - Either the annual meeting of the stockholders held on the date fixed therefor, or if it is not held on such fixed date, a special meeting held in place thereof.


         In addition, whenever the masculine gender is used, it shall include the feminine and the neuter wherever appropriate.

                            ARTICLE VII - Amendments

         These By-Laws may be altered, amended or repealed, in whole or in part, at any annual or special meeting by vote of the holders of a majority in interest of all stock issued and outstanding and entitled to vote. No change in the date of the annual meeting may be made within sixty (60) days before the date fixed in these By-Laws for such meeting. The nature or substance of the proposed alterations, amendment or repeal shall be stated in the notice of the meeting.

         These By-Laws may also be amended from time to time by vote of the Board of Directors of the corporation, with the exception of any provision relating to rights, powers or duties of the stockholders of the corporation or any provision which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

                                             A true copy.


                                             ATTEST:



                                             ---------------------------------
                                             Clerk


3059F

                     Action by Unanimous Consent in Writing

                            of the Board of Directors



                                November 1, 1990



         The undersigned, constituting the entire Board of Directors of the corporations listed on Exhibits A, B, C and D attached hereto (collectively, the "Corporations"), by unanimous consent in writing without the formality of convening a meeting, pursuant to the authority of the appropriate laws of the respective states of incorporation of the Corporations, do hereby severally and collectively consent to the following action by the Corporations:

                  RESOLVED, that effective as of this date, the appropriate sections of the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide as follows:

                           "The officers of the corporation shall be chosen by
                  the Board of Directors and shall be a Chairman of the Board and Chief Executive Officer, one or more Presidents and Chief Operating Officers, a Vice President, a Secretary and a Treasurer. The Board may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers."

                  and it is further

                  RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide for a section pertaining to the office of Chairman of the Board and Chief Executive Officer, which section shall be and read in its entirety as follows:

             "THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                           The Chairman of the Board and Chief Executive Officer
                  shall preside at all meetings of the Board and of the stockholders and shall be the chief executive officer of the Corporation. Subject to the control of the Board, he shall have general supervision over the business of the Corporation and shall have such powers and duties as chief executive officers of corporations usually have or as the Board assigns to him."

                  and it is further

                  RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended so that the section pertaining to the President shall be and read in its entirety as follows:

                   "THE PRESIDENT AND CHIEF OPERATING OFFICER

                           The President and Chief Operating Officer shall,
                  subject to the control of the Board, have general supervision over the operations of the Corporation and shall have such other powers and duties as chief operating officers of corporations usually have or as the Board assigns to him."

                  and it is further

                  RESOLVED, that effective as of this date, R. Richard Ablon be and hereby is elected Chairman of the Board and Chief Executive Officer of the corporations listed on Exhibits A and B hereto; and it is further

                  RESOLVED, that effective as of this date, Scott G. Mackin and Bruce W. Stone be and hereby are elected Co-Presidents and Co--Chief Operating Officers of the corporations listed on Exhibits A, B and C hereto; and it is further

                  RESOLVED, that effective as of this date, Patricia M. Collins be and hereby is elected Secretary of the corporations listed on Exhibits A and C hereto; and it is further

                  RESOLVED, that effective as of this date, Louis D. Montresor be and hereby is elected Secretary of the corporations listed on Exhibit B hereto; and it is further

                  RESOLVED, that effective as of this date, J.L. Effinger be and hereby is elected Assistant Secretary of the corporations listed on Exhibit A, B and D hereto; and it is further

                  RESOLVED, that the officers of the Corporations and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions.



/s/ Richard Ablon                                    /s/ Scott G. Mackin
------------------                                   --------------------
Richard Ablon                                        Scott G. Mackin



                               /s/ Bruce W. Stone
                               -------------------
                                 Bruce W. Stone

                                    EXHIBIT A

Ogden Land Management, Inc.

Ogden Land Management of Warren, Inc.

Ogden Projects of Haverhill, Inc.

Ogden Projects of Rutland, Inc.

Ogden Wallingford Associates, Inc.

OPW Associates, Inc.

Ogden Marion Land Corp.

Ogden Martin Systems of Bristol, Inc.

Ogden Martin Systems of Eastern/Central Connecticut, Inc.

Ogden Martin Systems of Fairfax, Inc.

Ogden Martin Systems of Haverhill, Inc.

Haverhill Power, Inc.

LMI, Inc.

Ogden Omega Lease, Inc.

Ogden Haverhill Properties, Inc.

Ogden Martin Systems of Huntington, Inc.

Ogden Martin Systems of Huntington Resource Recovery One Corp.

Ogden Martin Systems of Huntington Resource Recovery Two Corp.

Ogden Martin Systems of Huntington Resource Recovery Three Corp.

Ogden Martin Systems at Huntington Resource Recovery Four Corp.

Ogden Martin Systems of Huntington Resource Recovery Five Corp.

Ogden Martin Systems of Huntsville, Inc.

Ogden Martin Systems of Kent, Inc.

Ogden Martin Systems of Knox, Inc.

Ogden Martin Systems of L.A., Inc.

Ogden Martin Systems of Marion, Inc.

Ogden Martin Systems of Monmouth, Inc.

Ogden Martin Systems of Montgomery, Inc.

Ogden Martin Systems of Oakland, Inc.

Ogden Martin Systems of Oyster Bay, Inc.

Ogden Martin Systems of Pennsauken, Inc.

Ogden Martin Systems of Snohomish, Inc.

Ogden Martin Systems of Tulsa, Inc.

Ogden Recycling Systems, Inc.

Ogden Recycling Systems of Fairfax, Inc.

Ogden Recycling Systems of Indianapolis, Inc.

                                    EXHIBIT B

Clarion Disposal Services, Inc.

Ogden Projects of Campo, Inc.

Ogden Projects of Jacksonville, Inc.

Ogden Martin Systems of Alexandria/Arlington, Inc.

OMS Equity of Alexandria/Arlington, Inc.

Ogden Martin Systems of Atlantic, Inc.

Ogden Martin Systems of Babylon, Inc.

Ogden Martin Systems of Berks, Inc.

Ogden Martin Systems of Ford Heights, Inc.

Ogden Martin Systems of Hillsborough, Inc.

Ogden Martin Systems of Indianapolis, Inc.

NRG/Recovery Group, Inc.

Ogden Martin Systems of Lancaster, Inc.

Ogden Martin Systems of Lee, Inc.

Ogden Martin Systems of Morris, Inc.

Ogden Martin Systems of Onondaga, Inc.

Ogden Martin Systems of Pasco, Inc.

Ogden Martin Systems of Rhode Island, Inc.

Ogden Martin Systems of San Bernardino, Inc.

Ogden Martin Systems of San Diego, Inc.

Ogden Martin Systems of Sharyn, Inc.

Ogden Martin Systems of Stanislaus, Inc.

OMS Equity of Stanislaus, Inc.

                                    EXHIBIT C

Ogden Martin Systems of Hudson, Inc.

Ogden Martin Systems of Union, Inc.

                                    EXHIBIT D

Ogden Acquisition Company

Ogden Environmental Services, Inc.

Ogden Environmental Services of Houston, Inc.

                                BY-LAWS AMENDMENT

                              HAVERHILL POWER, INC.
                                    LMI, INC.
                             OGDEN OMEGA LEASE, INC.

                    Action by Unanimous Consent in Writing of
             of Sole Shareholder in Lieu of the 1990 Annual Meeting

                                  May 25, 1990

         The undersigned, constituting the holder of all the outstanding shares of Haverhill Power, Inc., LM1, Inc., and Ogden Omega Lease, Inc. (collectively, the "Corporations"), by unanimous consent in writing without the formality of convening a meeting, pursuant to the authority of the appropriate laws of the respective states of incorporation of the Corporations, does hereby consent to the following actions by the Corporations:

                  RESOLVED, that effective as of this date, the appropriate section of the by-laws of the Corporations be amended to change the number of directors of each corporation to "three"; and it is further

                  RESOLVED, that effective as of this date, the following persons be and are hereby elected Directors of the Corporations to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified to serve:

                                            Ralph E. Ablon

                                            Scott G. Mackin

                                            David L. Sokol



                  and it is further

                  RESOLVED, that the officers of the Corporations and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions.

                                 OGDEN MARTIN SYSTEMS OF HAVERHILL, INC.





                                By:  /s/ Scott G. Mackin
                                    --------------------------------------------
                                    Scott G. Mackin
                                    First Executive Vice President